HELPFUL ALLIANCE COMPANY

700 WEST HILLSBORO BLVD, SUITE 1-100, DEERFIELD BEACH, FL 33441

Ph: (954) 663-1768; Fax: (954) 653-1490

BY LAWS

OF

HELPFUL ALLIANCE COMPANY

TABLE OF CONTENTS

ARTICLE 1. CORPORATE OFFICES	5
1.1 Registered Office and Registered Agent.	5
1.2 Other Offices.	5
ARTICLE 2. MEETINGS OF STOCKHOLDERS	5
2.1 Annual Meetings.	5
2.2 Place of Meeting.	5
2.3 Special Meetings.	5
2.4 Notice of Stockholders’ Meeting.	5
2.5 Advance Notice Procedures	6
2.6 Notice to Stockholders Sharing an Address.	10
2.7 Notice to Person with Whom Communication Is Unlawful.	10
2.8 Manner of Giving Notice; Affidavit of Notice.	10
2.9 Quorum.	10
2.10 Adjourned Meeting; Notice.	11
2.11 Conduct of Business.	11
2.12 Voting.	11
2.13 Waiver of Notice.	11
2.14 Stockholder Action By Written Consent Without A Meeting.	12
2.15 Record Date For Stockholder Notice; Voting; Giving Consents.	12
2.16 Proxies.	12
ARTICLE 3. DIRECTORS	13
3.1 Powers.	13
3.2 Number Of Directors.	13
3.3 Election, Qualification and Term of Office of Directors.	13
3.4 Resignation And Vacancies.	13
3.5 Place Of Meetings; Meetings By Telephone.	14
3.6 Regular Meetings.	14
3.7 Special Meetings; Notice.	14
3.8 Quorum.	15
3.9 Waiver Of Notice.	15
3.10 Board Action	15
3.11 Compensation Of Directors.	15
3.12 Loans To Officers.	15
3.13 Removal Of Directors.	16
3.14 Chair Of The Board of Directors.	16

ARTICLE 4. COMMITTEES	16
4.1 Committees of Directors.	16
4.2 Audit Committee.	17
4.3 Compensation Committee.	17
4.4 Corporate Governance Committee.	17
4.5 Other Committees.	17
4.6 Procedure; Meetings; Quorum.	18
4.7 Member Removal.	18
4.8 Vacancies.	18
4.9 Committee Minutes.	18
4.10 Meetings and Actions of Committees.	18
ARTICLE 5 OFFICERS	18
5.1 Officers.	18
5.2 Appointment of Officers.	19
5.3 Subordination Of Officers.	19
5.4 Removal and Resignation Of Officers.	19
5.5 Vacancies.	20
5.6 President.	20
5.7 Vice Presidents.	20
5.8 Secretary. Assistant Secretary.	20
5.9 Treasurer, Assistant Treasurer.	20
5.10 Controller.	21
5.11 Chief Executive Officer.	21
5.12 Chief Financial Officer.	21
5.13 Representation Of Shares Of Other Corporations.	22
5.14 Authority and Duties Of Officers.	22
ARTICLE 6. INDEMNIFICATION	22
6.1 Indemnification of Directors and Officers in Third Party Proceedings.	22
6.2 Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.	22
6.3 Representation.	23
6.4 Indemnification Of Directors And Officers.	23
6.5 Indemnification of Others.	23

6.6 Successful Defense.	23
6.7 Payments.	24
6.8 Payment Of Expenses In Advance.	24
6.9 Indemnity Not Exclusive.	24
6.10 Insurance.	24
6.11 Limitation of Indemnification.	24
6.12 Determination, Claim.	25
6.13 Survival.	25
6.14 Effect Of Repeal Or Modification.	25
6.15 Conflicts.	26
ARTICLE 7. RECORDS AND REPORTS	26
7.1 Maintenance And Inspection Of Records.	26
7.2 Inspection By Directors.	26
7.3 Annual Statement To Stockholders.	26
ARTICLE 8. GENERAL MATTERS	27
8.1 Authority To Sign Checks.	27
8.2 Execution Of Corporate Contracts And Instruments.	27
8.3 Stock Certificates; Partly Paid Shares.	27
8.4 Special Designation On Certificate.	27
8.5 Lost Certificates.	28
8.6 Construction; Definitions.	28
8.7 Dividends.	28
8.8 Fiscal Year.	28
8.9 Seal.	28
8.10 Transfer Of Stock.	28
8.11 Stock Transfer Agreements.	29
8.12 Registered Stockholders.	29
ARTICLE 9. AMENDMENTS	29
9.1 Amendments.	29
9.2 Reserved	29

ARTICLE 1. CORPORATE OFFICES

1.1 Registered Office and Registered Agent.

The registered office of the corporation shall be in the office of its registered agent, located in the State of Florida. The name of the registered agent of the corporation at such location is Stefania Bologna Esq.

1.2 Other Offices.

At any time, the Board of Directors may establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE 2. MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings.

The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Florida, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

2.2 Place of Meeting.

Meetings of stockholders shall be held at any place, within or outside the State of Florida, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.3 Special Meetings.

A special meeting of the stockholders may be called at any time by the Board of Directors, the chairperson of the board, the President or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting. If a special meeting is called by any person or persons other than the Board of Directors, the President or the chairperson of the board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by facsimile transmission to the chairperson of the board, the President, any vice President, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.04 and 2.05 of this Article 11, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders’ called by action of the Board of Directors may be held.

2.4 Notice of Stockholders’ Meeting.

All notices of stockholders’ meetings shall be given in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. A joint affidavit of the Secretary or an Assistant Secretary of the corporation, of the Chairperson of the corporation’s Board of Directors, and of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. In addition to the above, the Secretary or an Assistant Secretary of the corporation may elect to notify stockholders of the stockholders’ meetings via any mean of electronic transmission that the Secretary or an Assistant Secretary of the corporation may see fit. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.5 Advance Notice Procedures

(i)	Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly indentified and brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board, or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.5(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting, and (2) has timely complied in proper written form with the procedures set forth in this Section 2.5(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable laws. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations) (the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)	For business to be properly brought before an annual meeting by a stockholder pursuant to clause Section 2.5(i)(C) above, a stockholder’s notice must set forth all information required under this Section 2.5(i) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 60-th day nor earlier than the 90-th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary of the Corporation not earlier than the close of business on the 90-th day prior to such annual meeting and not later than the close of business on the later of (i) the 60-th day prior to such annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence new time period for the giving of a stockholder’s notice as described in this Section 2.5(i)(a) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(b)	To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person and any Derivative Instruments (as defined below) held or beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (6) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (7) any performance-related fees (other than asset-based fees) that the stockholder or a Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (8) any material interest of the stockholder or a Stockholder Associated Person in such business and (9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Corporation must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) through (7) above as of the record date for notice of the meeting. For purposes of this Section 2.5, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). For purposes of this Section 2.5, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise.

(c)	Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.5(i) and, if applicable, Section 2.5(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions prescribed by these Bylaws, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)	Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.5(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.5(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(a)	To comply with clause (B) of Section 2.5(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.5(ii) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with Section 2.5(i)(a).

(b)	To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1)	as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the nominee and any Derivative Instruments held or beneficially held of record or are beneficially owned, directly or indirectly, by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the shares of the Corporation beneficially owned by the nominee that are separated or separable from the underlying shares of the Corporation, (G) any performance-related fees (other than asset-based fees) that the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (H) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (I) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Florida law with respect to the Corporation and its stockholders and (J) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2)	as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (7) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)	At the request of the Board, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable laws, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (3) such information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.5(ii).

(d)	Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.5(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii)	Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.5, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of:

(a)	A stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(b)	The Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.6 Notice to Stockholders Sharing an Address.

Except as otherwise prohibited under Florida law, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the Florida law, the Articles or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

2.7 Notice to Person with Whom Communication Is Unlawful.

Whenever notice is required to be given under the Florida law, the Articles or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the Florida law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

2.8 Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9 Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.10 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.11 Conduct of Business.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.

2.12 Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of this Section 2.10 of these Bylaws, subject to the provisions of Florida Corporation Business Law. (Except as may be otherwise provided in the articles of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder).

(i)	Except as may be otherwise provided by law, the Articles, or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.

(ii)	Except as otherwise required by law, the Articles, or these Bylaws, in all matters subject to voting by stockholders, the affirmative vote of a majority of the voting power of the outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by a class or series or classes or series is required, the affirmative vote of the majority of shares of such class or series or classes or series of capital stock present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the Articles or these Bylaws.

(iii)	In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

2.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the Florida Law or of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

2.14 Stockholder Action By Written Consent Without A Meeting.

Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation., or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Florida Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in the Florida Law. Written consents representing actions taken by the stockholders may be executed by electronic mail or facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

2.15 Record Date For Stockholder Notice; Voting; Giving Consents.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.16 Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the Florida Act.

2.17 Presiding Officer and Conduct of Meetings.

The President of the Company shall preside at all stockholders meetings. In the absence of the President, or if stockholders neglect or fail to elect the President, then the major stockholder shall preside at the meetings of the stockholders and shall automatically have all powers and duties of the Chairman of the Board, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary of the corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the President and the Treasurer shall appoint a person to act as the Secretary at such meeting.

ARTICLE 3. DIRECTORS

3.1 Powers.

Subject to the provisions of the Florida Law and any limitations in the articles of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 Number Of Directors.

The corporation shall have a minimum of three directors. The authorized number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Directors shall be elected thereafter at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the articles of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall bold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.

3.4 Resignation And Vacancies.

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. For purposes hereof, a notice given by facsimile or electronic mail shall be deemed a written notice. The acceptance of the resignation shall not be necessary to make it effective. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in the articles of incorporation or these Bylaws (A) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and (B) whenever the holders of any class or classes of stock or series thereof, are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the articles of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an, election as provided in the Florida Law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of the Florida Law as far as applicable.

3.5 Place Of Meetings; Meetings By Telephone.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Florida. Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of telephone conference, videoconference, online conference, or similar type of communications by means of which all persons participating in the meeting can communicate with each other in real time, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7 Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the board, the President, any vice President, the Secretary or any two directors. Notice of the time and place of special meetings shall, be delivered personally, by recognized overnight delivery service, by electronic mail, by telephone, or by first-class mail to each director at that director’s address, electronic mail address, or telephone number (as applicable) as it is shown in the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail, charges prepaid, at least four (4) days before the time of the balding of the meeting. If the notice is delivered personally, by overnight delivery service, by electronic mail, or by telephone it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone, and any personal delivery or overnight delivery service delivery, may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8 Quorum.

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of, a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal, of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 Waiver Of Notice.

Whenever notice is required to be given under any provision of the Florida Law or of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall, constitute a waiver of notice of, such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so requited by the articles of incorporation or these Bylaws.

3.10 Board Action By Written Consent Without A Meeting.

Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy, electronic mail, or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

3.11 Compensation Of Directors.

Unless otherwise restricted by the articles of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

3.12 Loans To Officers.

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13 Removal Of Directors.

Unless otherwise restricted by statute, by the articles of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of the corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors unless such director has been removed for cause because he or she is deemed by a majority of the stockholders to be ineligible to serve as a director of the corporation, according to any criteria reasonably established by the stockholders in order to conform to applicable laws and regulations affecting the corporation’s business. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.14 Chair Of The Board of Directors.

The corporation may also have, at the discretion of the Board of Directors, a chairperson of, the Board of Directors who shall not be an officer of the corporation. The chairperson of the Board shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chief executive officer shall have the general powers and duties of management usually vested in the chief executive officer of the corporation, and shall have such other powers and duties as may be prescribed by these Bylaws. The chairperson of the corporation may not be the president of the corporation, and vice-versa.

ARTICLE 4. COMMITTEES

4.1 Committees of Directors.

The Board of Directors may designate one or more committees. Each committee shall consist of three or more of the directors of the Corporation, The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. ill the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repeating any Bylaw of the corporation.

4.2 Audit Committee.

The Audit Committee shall review the Company’s financial performance in matters of compliance with Generally Accepted Accounting Principles and internal control requirements and make recommendations to the Board regarding the selection of independent auditors. The Audit Committee shall also review the qualifications of independent auditors and provide overall control over the professional services rendered by such auditors, the independence of the auditors, the professional fees payable to the auditors. The Audit Committee shall also review the Company’s annual financial statements, the Company’s internal controls and procedures and the internal control over financial reporting. Each member of the Audit Committee shall be financially literate at the time such member is appointed. In addition, the Board shall ultimately retain the services of a financial expert within the meaning of Item 401(h) of Regulation S-K of the Securities Act. The composition of the Audit Committee shall ultimately satisfy the independence and other requirements of the SEC and the Nasdaq National Market, including its transitional rules. Subject to the approval of the Board, under appropriate circumstances, the individual directors may engage an external adviser at the expense of the Company to render services to the Audit Committee. The Audit Committee shall initially consist of at least three members.

4.3 Compensation Committee.

The Compensation Committee shall develop detailed job descriptions and review the salaries and other compensation matters, including, but not limited to equity-based and incentive compensation, and shall make recommendations to the Board related to the adequacy of the compensation paid by the Company to its employees and contractors. Subject to the approval of the Board, under appropriate circumstances, the individual directors may engage an external adviser at the expense of the Company to render services to the Compensation Committee. It shall be the goal for the Compensation Committee to ultimately satisfy the independence requirements of the Nasdaq National Market, including its transitional rules. As the date of revision of these Bylaws, the Compensation Committee shall consist of at least three members.

4.4 Corporate Governance Committee.

The Corporate Governance Committee shall identify qualified candidates for the Board of Directors and Executive Management position. In addition, the Corporate Governance Committee shall be responsible for developing and recommending to the Board a set of corporate governance principles applicable to the Company’s business and stage of operations. Subject to the approval of the Board, under appropriate circumstances, the individual directors may engage an external adviser at the expense of the Company to render services to the Corporate Governance Committee. The composition of Corporate Governance Committee shall ultimately satisfy the independence and other requirements of the SEC and the Nasdaq National Market, including its transitional rules. The Corporate Governance Committee shall initially consist of at least three members.

4.5 Other Committees.

The Board may, by a resolution adopted by majority of the Board, designate one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority as the Board may designate to such committee. The members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

4.6 Procedure; Meetings; Quorum.

Regular meetings of the committees, of which no notice shall be necessary, may be held at such times and places as shall be designated by a resolution adopted by a majority of the members thereof. Any member of any committee shall have the power to call a special meeting of that committee. The notice, quorum and voting requirements applicable to meetings of the Board shall govern the meetings of the committees. The committees shall keep written minutes of its proceedings and circulate summaries of such written minutes to the Board at least 10 days before the next meeting of the Board.

4.7 Member Removal.

Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

4.8 Vacancies.

Any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

4.9 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.10 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.05 (place of meetings and meetings by telephone), Section 3.06 (regular meetings), Section 3.07 (special meetings and notice), Section 3.08 (quorum), Section 3.09 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE 5 OFFICERS

5.1 Officers.

The officers of the corporation shall include a President, a Secretary, a treasurer, a chief executive officer, and a chief financial officer. At the discretion of the board of directors, the corporation may also have a chief operating officer, a chief marketing officer, and a chief compliance officer. The corporation may also have, at the discretion of the President, one or more vice Presidents, one or more assistant secretaries, and one or more assistant treasurers, and any number of other officers, all as may be appointed in accordance with the provisions of Section 5.03 of these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The corporation’s President shall be appointed by stockholders, at each annual meeting of stockholders, to hold office until the next annual meeting. The Secretary, assistant secretaries, treasurer, assistant treasurers, and vice Presidents, shall be appointed by the President in accordance with the provisions of Section 5.03 of these Bylaws. The corporation’s chief executive officer, chief financial officer, chief operating officer, chief marketing officer, chief compliance officer shall be appointed by the Board of Directors. The subordinate officers shall be appointed by the Board of Directors in accordance with the provisions of Sections 5.03 or 5.05 of these Bylaws and subject to the rights of an officer under any contract of employment, if any.

5.3 Subordination Of Officers.

The chief executive officer and chief financial officer shall report to and be subordinated to the Board of Directors. The chief operating officer, chief marketing officer, and chief compliance officer, if any, shall report to and be subordinated to the Board of Directors. The Board of Directors may appoint, or empower a chief executive officer to appoint, such other officers, subordinated personnel, and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The President of the corporation shall report directly to stockholders and shall not be subordinated to the Board of Directors. The secretary and the treasurer of the corporation shall report to and be subordinated to the President, and shall not be subordinated to the Board of Directors. The assistant secretary and assistant treasurer shall report to and be subordinated to the secretary or the treasurer respectively. The vice presidents shall report to and be subordinated to the President, and shall not be subordinated to the Board of Directors. All subordinated personnel, and agents of the corporation shall report to and be subordinated to chief executive officer, or chief financial officer, or chief operating officer, or chief marketing officer, or chief compliance officer, or vice presidents, as the case may be.

5.4 Removal and Resignation Of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer, except President, Secretary, assistant secretaries, treasurer, assistant treasurers, and vice Presidents, may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Furthermore, subject to the rights, if any, of an officer under any contract of employment, the President, Secretary, and treasurer, may be removed by the President or by an affirmative vote of the majority of stockholder at any regular or special meeting or, except in the case of an officer chosen by the President or Secretary or treasurer, such chosen officer may be removed by an officer upon whom such power of removal may be conferred by the President. Any officer may resign at any time by giving written notice to the attention of the Secretary of the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective provided, however, that in the event such resignation is not promptly accepted and the officer continues to serve in his or her official capacity beyond the effective date, such resignation shall be deemed ineffective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 Vacancies.

The officers of the corporation shall hold office until their successors are chosen and qualified.

5.6 President.

Subject to such supervisory powers of stockholders, the President shall have political, strategic, and business development functions on behalf of stockholders. The President shall have general powers and duties vested in the office of President of a corporation by stockholders as it concerns to general supervision, direction, and control of the corporation’s business, and such other powers and duties as may be prescribed by the stockholders and these Bylaws. The President shall hold one seat at the Board of Directors of the corporation having full voting power. The President shall monitor and evaluate the Board decisions concerned with general supervision, direction, and control of the corporation’s business, and report findings to the stockholders, subject to confidentiality provisions, if any, and information rights of the stockholders, as specified by the corporation’s articles or certificate of incorporation. The president of the corporation may not be also a chairperson or a chief executive officer or a chief financial officer or a chief operating officer or a chief marketing officer or a chief compliance officer or a subordinated officer of the corporation, and vice-versa.

5.7 Vice Presidents.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the President, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have all such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President, these Bylaws, the Articles of Incorporation, or the stockholders. The vice presidents of the corporation may not be also the a chairperson or a chief executive officer or a chief financial officer or a chief operating officer or a chief marketing officer or a chief compliance officer or a subordinated officer of the corporation, and vice-versa.

5.8 Secretary. Assistant Secretary.

The corporation’s Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep all records of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed from time to time by the President and by these Bylaws. The Secretary of the corporation may not be also a chairperson or a chief executive officer or a chief financial officer or a chief operating officer or a chief marketing officer or a chief compliance officer or a subordinated officer of the corporation, and vice-versa. Each assistant secretary shall have such powers and perform such duties as may be assigned to the assistant secretary by the secretary from time to time.

5.9 Treasurer, Assistant Treasurer.

The treasurer shall have custody of the corporation’s funds and securities, shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by any duly authorized officer of the corporation, and shall have such further powers and perform such further duties as may from time to time be assigned to the treasurer by the President of the corporation. The treasurer shall be responsible for control over the corporation’s equity capital and for all such actions associated with the control of equity capital of the corporation, as the President deems to be in the best interest of stockholders. The treasurer shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Together with the corporation’s Secretary, the treasurer shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The treasurer shall keep the seal of the corporation, if any seal is adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed from time to time by the President and by these Bylaws. The treasurer of the corporation may not be also a chairperson or a chief executive officer or a chief financial officer or a chief operating officer or a chief marketing officer or a chief compliance officer or a subordinated officer of the corporation, and vice-versa. Each assistant treasurer shall have such powers and perform such duties as may be assigned to the assistant treasurer by the treasurer from time to time.

5.10 Controller.

The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

5.11 Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the board, if any, the chief executive officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer of the corporation may not be also the president or a vice-president or a treasurer or a secretary or a chairperson of the corporation, and vice-versa.

5.12 Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President, the chief executive officer, or the directors, upon request, an account of all transactions and an analysis of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors and the Bylaws. The chief financial officer of the corporation may not be also a treasurer or a secretary or a president or a chairperson of the corporation, and vice-versa.

5.13 Representation Of Shares Of Other Corporations.

The chairperson of the board, the chief executive officer, the President, the chief financial officer, and the treasurer of the corporation, or any other person authorized by the President or the Board of Directors, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.14 Authority and Duties Of Officers.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE 6. INDEMNIFICATION

6.1 Indemnification of Directors and Officers in Third Party Proceedings.

Subject to the other provisions of this Article 6, the corporation shall indemnify, to the fullest extent permitted by the Florida Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, subsidiary, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.

Subject to the other provisions of this Article 6, the corporation shall indemnify, to the fullest extent permitted by the Florida Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, subsidiary, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

6.3 Representation.

The chairperson of the board, the chief executive officer, the president, the chief financial officer, and the treasurer of the corporation, or any other person authorized by the president or the Board of Directors, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

6.4 Indemnification Of Directors And Officers.

The corporation shall, to the maximum extent and in the manner permitted by the Florida Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, a “director” or “officer” of the corporation includes any person (a) who is or, was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.5 Indemnification of Others.

The corporation shall have the power, to the maximum extent and in the manner permitted by the Florida Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.5, an “employee’ or “agent” of the corporation (other than a director or officer) shall include any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.6 Successful Defense.

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.7 Payments.

The expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding in defending a civil or criminal action, suit or proceeding shall be paid by the corporation only upon completion of the final disposition of such action.

6.8 Payment Of Expenses In Advance.

Expenses incurred in defending any action or proceeding for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.9 Indemnity Not Exclusive.

The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of incorporation. Notwithstanding the foregoing, the indemnification provided by this Article 6 may be limited by any exclusions or limitations in coverage that are made in any indemnification agreement or agreement containing similar terms between the indemnified party and the corporation. Such exclusions or limitations shall not be inferred, but must be set forth explicitly in the language of such agreement, in such a way that it is clear that they apply not only to the agreement but to these Bylaws or generally to such indemnification obligations as may be in place.

6.10 Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or, not the corporation would have the power to indemnify him or her against such, liability under the provisions of the Florida Law. The failure of the corporation to provide insurance, or the denial of coverage by the applicable insurance company, shall not limit the corporation’s indemnification, obligations under Sections 6.1 through 6.4 of, these Bylaws.

6.11 Limitation of Indemnification.

The corporation shall not be obligated to indemnify any person pursuant to this Article 6 in connection with any proceeding (or any part of any proceeding):

(i)	for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)	for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)	for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)	initiated by such person (and not by way of defense), unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)	if prohibited by applicable law; provided, however, that if any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.12 Determination, Claim.

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article 6, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.13 Survival.

The rights to indemnification and advancement of expenses conferred by this Article 6 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.14 Effect Of Repeal Or Modification.

Any amendment, alteration or repeal of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

6.15 Conflicts.

No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE 7. RECORDS AND REPORTS

7.1 Maintenance And Inspection Of Records.

The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for, business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Florida or at its principal place of business.

7.2 Inspection By Directors.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The court of chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts there from. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 Annual Statement To Stockholders.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE 8. GENERAL MATTERS

8.1 Authority To Sign Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution Of Corporate Contracts And Instruments.

The President of the corporation shall be authorized to enter into any contract or execute any instrument in the name of and on behalf of the corporation. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates; Partly Paid Shares.

The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board of Directors, or the President or vice-President, and by the chief financial officer or an assistant treasurer, or the Secretary or an assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 Special Designation On Certificate.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the Florida Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish, without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Florida General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 Dividends.

The directors of the corporation, subject to any restrictions contained in (a) the Florida Law or (b) the articles of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 Fiscal Year.

The fiscal year of the corporation at this time shall be December 31. The fiscal year of the corporation may be changed by a resolution of the Board of Directors.

8.9 Seal.

The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10 Transfer Of Stock.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 Stock Transfer Agreements.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict or unrestrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Florida Law.

8.12 Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by Florida Law.

ARTICLE 9. AMENDMENTS

9.1 Amendments.

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

9.2 Reserved

IN WITNESS WEREOF, the stockholders of the corporation hereby amend, ratify, and adopt these Bylaws into effect as of February 5, 2015.

President

/s/ Sergey Gurin
Sergey Gurin